As filed with the Securities and Exchange Commission on October 18, 2023

Registration No. 333-261757

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GDEV Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not applicable
(State or other jurisdiction of incorporation	(I.R.S. Employer or
or organization)	Identification No.)

GDEV Inc.

55, Griva Digeni

3101, Limassol

Cyprus

(Address of Principal Executive Offices)(Zip Code)

GDEV Inc. 2021 Employee Stock Option Plan

(Full title of the plan)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Telephone: +1 302-738-6680

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies of all correspondence to:

J. David Stewart, Esq. Latham & Watkins LLP 99 Bishopsgate London EC2M 2XF United Kingdom Tel. (+44) (0)20 7710 1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (Registration No. 333-261757) (as amended, the “Registration Statement”) of GDEV Inc. (formerly, Nexters Inc.) (the “Company”) is being filed with the Securities and Exchange Commission (the “SEC”) to amend the prospectus included in Part I of the Registration Statement pursuant to General Instruction C of Form S-8 (the “Reoffer Prospectus”), filed as part of post-effective amendment no. 1 to the Registration Statement on June 26, 2023, to (i) supplement the list of selling shareholders named in the Reoffer Prospectus and to update the amounts of ordinary shares available to be resold by them, and (ii) to update certain other information included in the Reoffer Prospectus. As a filing fee was paid by the Company under the original Registration Statement in connection with the registration of the securities offered under the Reoffer Prospectus, no additional registration fee is required to add these securities to the Reoffer Prospectus pursuant to Rule 457(h)(3) under the Securities Act of 1933, as amended (the “Securities Act”).

This Reoffer Prospectus may be used for reoffers and resales of ordinary shares of the Company on a continuous or delayed basis that may be deemed to be “control securities” under the Securities Act, and the rules and regulations promulgated thereunder, that are issuable to certain employees, directors and/or officers of the Company or its subsidiaries identified in the Reoffer Prospectus, as supplemented, who are, or may be deemed to be, “affiliates” of the Company within the meaning set forth in Rule 405 under the Securities Act (the “Selling Shareholders”). The number of ordinary shares of the Company included in the Reoffer Prospectus represents ordinary shares issuable to the Selling Shareholders pursuant to options granted to the Selling Shareholders, and does not necessarily represent a present intention to sell any or all such ordinary shares.

Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling shareholders and/or amounts of ordinary shares, if any, to be reoffered or resole by such selling shareholders as that information becomes known. All other portions of the Registration Statement, as previously filed, remain unchanged.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

GDEV Inc.

9,826,155 ORDINARY SHARES

This reoffer prospectus relates to the offer and sale, from time to time, by the selling shareholders named herein (the “Selling Shareholders”), or their permitted transferees, of up to 9,826,155 ordinary shares, no par value per share (the “ordinary shares”) of GDEV Inc. (formerly, Nexters Inc.) (“GDEV”) issued to the Selling Shareholders pursuant to options granted to the Selling Shareholders under GDEV’s 2021 Employee Stock Option Plan, as amended from time to time (the “Plan”). We are not offering any of the ordinary shares and will not receive any proceeds from the sale of the ordinary shares offered by this reoffer prospectus, except with respect to amounts, if any, received by us upon exercise of the options granted under the Plan that are subject to the payment of an exercise price. See “Use of Proceeds.”

Upon the issuance of the ordinary shares issuable upon exercise of options granted to the Selling Shareholders under the Plan, the Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the ordinary shares covered by this reoffer prospectus though underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The ordinary shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Shareholders may offer the shares for sale. The Selling Shareholders may sell any, all or none of the shares offered by this reoffer prospectus. See “Plan of Distribution” beginning on page 6 for more information about how the Selling Shareholders may sell or dispose of the ordinary shares covered by this reoffer prospectus. The Selling Shareholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders.

The Selling Shareholders are “affiliates” of GDEV (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). The ordinary shares that will be issued to the Selling Shareholders under the Plan will be “control securities” under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the ordinary shares under the Securities Act to allow for future sales by the Selling Shareholders on a continuous or delayed basis to the public without restriction.

Our ordinary shares are listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “GDEV.” On October 17, 2023, the last reported sale price of our ordinary shares as reported on Nasdaq was $2.85 per share.

We may add, update or change information contained in this reoffer prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire reoffer prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Reoffer Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. For a discussion of information that should be considered in connection with an investment in our securities, see “Risk Factors” beginning on page 4 of this reoffer prospectus and the risk factors contained in any document incorporated by reference in this reoffer prospectus and any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Reoffer Prospectus dated October 18, 2023

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About this Reoffer Prospectus

This reoffer prospectus is part of a registration statement on Form S-8 (Registration No. 333-261757) filed with the Securities and Exchange Commission, or the “SEC”. The Selling Shareholders named in this reoffer prospectus may, from time to time, sell the securities described in this reoffer prospectus in one or more offerings. This reoffer prospectus includes important information about us, the ordinary shares issued by us, the ordinary shares being offered by the Selling Shareholders and other information you should know before investing. Any document incorporated by reference in this reoffer prospectus and any prospectus supplement may also add, update, or change information in this reoffer prospectus. If there is any inconsistency between the information contained or incorporated by reference in this reoffer prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This reoffer prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this reoffer prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained or incorporated by reference in this reoffer prospectus and any applicable prospectus supplement. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this reoffer prospectus, any prospectus supplement or any free writing prospectus that we or the Selling Shareholders may authorize to be delivered or made available to you.

The information contained in this reoffer prospectus, any document incorporated by reference in this reoffer prospectus and any applicable prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this reoffer prospectus, any document incorporated by reference in this reoffer prospectus or any applicable prospectus supplement, or the sale of any securities offered hereby. You should not assume that the information contained in this reoffer prospectus, any document incorporated by reference in this reoffer prospectus or any applicable prospectus supplement is accurate as of any other date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This reoffer prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this reoffer prospectus. The securities offered by this reoffer prospectus are being offered only in jurisdictions where the offer is permitted.

Except as otherwise set forth in this reoffer prospectus, neither we nor the Selling Shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this reoffer prospectus outside the United States. Persons outside the United States who come into possession of this reoffer prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this reoffer prospectus outside the United States.

Unless otherwise stated or the context otherwise requires, all references in this reoffer prospectus the “Company,” the “Group,” “we,” “us” or “our” refer to the business of GDEV Inc., together with its consolidated subsidiaries as a consolidated entity, and references to the “Issuer” refer to GDEV Inc. as a standalone company.

All references in this reoffer prospectus to “dollar,” “USD,” “US$” or “$” refer to U.S. dollars and the terms “€” or “euro” refer to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

Selected Definitions

The following terms used in this reoffer prospectus are defined below, unless the context otherwise requires:

“2021 ESOP” or “Plan” means the Company’s 2021 Employee Stock Option Plan adopted by the Company’s board of directors on November 16, 2021, as amended from time to time.

“Business Combination Agreement” means the Business Combination Agreement, dated as of January 31, 2021, as amended on July 17, 2021 and August 11, 2021, by and among Kismet, the Issuer, the Sponsor, solely in its capacity as Kismet’s representative, Nexters Global, Fantina Holdings Limited, a private limited liability company domiciled in Cyprus, solely in its capacity as the Company Shareholders representative, and the shareholders of Nexters Global party thereto.

“BVI” means British Virgin Islands.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Companies Act” means the BVI Business Companies Act, 2004 (as amended).

“Company” means GDEV Inc. (formerly, Nexters Inc.), a British Virgin Islands business company, and its consolidated subsidiaries.

“Company Shareholders” means the shareholders of Nexters Global prior to the closing of the Transactions.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“GDEV” means GDEV Inc. (formerly, Nexters Inc.), a British Virgin Islands business company.

“IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standards Board.

“Insolvency Act” means the Insolvency Act, 2003 of the British Virgin Islands.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IPO” means Kismet’s initial public offering of Kismet units, consummated on August 10, 2020.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Key Company Shareholders” means, collectively, Andrey Fadeev, Boris Gertsovskiy and Everix Investments Limited, a private limited liability company domiciled in Cyprus.

“Kismet” means, prior to the Merger, Kismet Acquisition One Corp, a company incorporated under the laws of the British Virgin Islands.

“Kismet founder shares” means the Kismet ordinary shares issued prior to the IPO.

“Merger” means the merger of Kismet with and into the Issuer, as a result of which the separate corporate existence of Kismet ceased, with the Issuer continuing as the surviving company, and the security holders of Kismet (other than security holders of Kismet who elected to redeem their Kismet ordinary shares) became security holders of the Issuer.

“Nasdaq” means the Nasdaq Global Market.

“Nexters Global” means Nexters Global Ltd., a private limited liability company domiciled in Cyprus, and its consolidated subsidiaries.

“PCAOB” means the Public Company Accounting Oversight Board.

“PIPE” means the issuance and sale of newly issued GDEV ordinary shares to the certain investors in private placements outside the United States in reliance on Regulation S under the Securities Act consummated substantially concurrently with the closing of the Transactions.

“Registration Rights Agreement” means the Registration Rights Agreement entered into by and among the Issuer, the Key Company Shareholders and the Sponsor in connection with the closing of the Transactions.

“SEC” means the U.S. Securities Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share Acquisition” means the acquisition by the Issuer all of the issued and outstanding share capital of Nexters Global in exchange for the payment, issue and delivery to the Company Shareholders of a combination of cash and GDEV ordinary shares, pursuant to which Nexters Global became a direct wholly owned subsidiary of the Issuer.

“Sponsor” means Kismet Sponsor Limited, a British Virgin Islands business company.

“Transactions” means the transactions contemplated by the Business Combination Agreement which, among other things, provided for the Merger, the Share Acquisition and, unless the context otherwise requires, the PIPE subscription financing.

“Warrant Agreement” means the warrant agreement governing GDEV’s outstanding warrants, comprising the warrant agreement, dated as of August 5, 2020, between Kismet and Continental Stock Transfer & Trust Company and the assignment, assumption and amendment agreement, dated as of August 25, 2021, by and among Kismet, the Issuer and Continental Stock Transfer & Trust Company.

Presentation of Financial Information

Our consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). We have made rounding adjustments to some of the figures included in this reoffer prospectus. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding.

Key Performance Metrics

Throughout this reoffer prospectus, we provide a number of key performance metrics used by our management to manage our business. Our key performance metrics include the following:

•	“Daily Active Users,” or “DAUs,” defined as the number of individuals who played one of the Company’s games during a particular day.

•	“Monthly Active Users,” or “MAUs,” defined as the number of individuals who played a particular game in the 30-day period ending with the measurement date.

•	“Monthly Paying Users,” or “MPUs,” defined as the number of individuals who made a purchase of a virtual item at least once on a particular platform in the 30-day period ending with the measurement date.

•	“Monthly Payer Conversion,” defined as the total number of MPUs, divided by the number of MAUs.

•	“Average Bookings Per Paying User,” or “ABPPU,” defined as the Company’s total Bookings attributable to in-game purchases in a given period, divided by the number of months in that period, divided by the average number of MPUs during the period.

•	“Bookings,” defined as sales contracts generated from in-game purchases and advertising in a given period.

For more information on each of these metrics, see “Item 5. Operating and Financial Review and Prospects—Key Performance Metrics.” of our 2022 Annual Report on Form 20-F, incorporated by reference in this reoffer prospectus.

Industry and Market Data

In this reoffer prospectus, we present industry data, information and statistics regarding the markets in which we compete as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with our own internal estimates and information obtained from discussions with our customers, taking into account publicly available information about other industry participants and the Company’s management’s judgment where information is not publicly available. This information appears in “Item 4. Information on the Company,” “Item 5. Operating and Financial Review and Prospects,” and other sections of our 2022 Annual Report on Form 20-F, incorporated by reference in this reoffer prospectus.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this reoffer prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

Trademarks

We have proprietary rights to trademarks used in this reoffer prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this reoffer prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this reoffer prospectus is the property of its respective holder.

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Cautionary Note Regarding Forward-Looking Statements

This reoffer prospectus contains (and any document incorporated by reference in this reoffer prospectus, and any prospectus supplement, may contain) certain “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements with respect to (i) our revenues, Bookings, performance, strategies, plans, prospects, forecasts and other aspects of our business, (ii) trends in the gaming industry, (iii) our target cohorts and user and the expected arrangement with them, (iv) our projected growth opportunities, including relative to our competitors and (v) other statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future.

Such statements are based on current expectations that are subject to risks and uncertainties. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained or incorporated by reference in this reoffer prospectus and contained in any prospectus supplement are based our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. Forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions. Many factors could cause actual results or performance to be materially different from those expressed or implied by the forward-looking statements contained or incorporated by reference in this reoffer prospectus and contained in any prospectus supplement, including among other things:

•	our ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities;

•	changes in general economic or political conditions in the countries or regions in which we operate;

•	changes, conditions or effects that generally affect the mobile game industry;

•	our potential inability to achieve our projected Bookings growth and scale its platform;

•	our potential inability to maintain our current revenue stream and its relationships with players and advertisers;

•	our potential inability to execute our M&A strategy;

•	the enforceability of our intellectual property and protection of our proprietary information;

•	the risk to our business, operations and plans if internal processes and information technology systems are not properly maintained and risks associated with our operational reliance on third parties, including third-party platforms and infrastructure;

•	the risk to our business, operations and plans from cyber-attacks or other privacy or data security incidents;

•	the ability to maintain the listing of our securities on a recognized securities exchange;

•	changes in the competitive and regulated industries in which we operate, variations in operating performance across competitors, changes in laws and regulations (including data privacy, cybersecurity and tax laws and regulations) affecting our business and changes in our capital structure;

•	the risk of downturns and a changing regulatory landscape in the highly competitive industry in which the we operate;

•	the effect of global epidemics and contagious disease outbreaks, including COVID-19, and public perception thereof;

•	volatility in the price of our securities; and

•	the other matters described in the section titled “Risk Factors.”

The foregoing list of factors is not exhaustive. The forward-looking statements contained or incorporated by reference in this reoffer prospectus and contained in any prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We will not and do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should read this reoffer prospectus, any document incorporated by reference in this reoffer prospectus, any applicable prospectus supplement, and the documents that we reference in this reoffer prospectus and have filed with the SEC as exhibits to the registration statement of which this reoffer prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

Reoffer Prospectus Summary

This summary highlights selected information contained elsewhere in this reoffer prospectus or incorporated by reference in this reoffer prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this entire reoffer prospectus (as supplemented or amended) carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other information incorporated by reference in this reoffer prospectus. Some of the statements in this reoffer prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

The Company

We build mobile, web and social games for millions of players to enjoy globally. We are one of the top five independent mobile game developers in Europe (excluding developers owned and controlled by other companies active in the gaming market) based on in-game purchases in 2022, net of platform fees, according to data provided by data.ai. Our games are free to play, and we continuously innovate our games to provide novel, curated in-game content to our users at optimal points in their game journeys.

Our core product offering, Hero Wars, offers a suite of games across mobile, social and web-based platforms and has, since its launch in 2016, evolved into a well-recognized global gaming franchise in the RPG genre, with 3.5 million MAUs across more than 75 countries in 2022. In 2022, Hero Wars ranked 10th on Android and 8th on iOS according to the top grossing charts in the RPG genre in the United States.

Continuous improvements in game content and focus on customer engagement has allowed us to monetize on the popularity of our games and achieve attractive key performance metrics. In particular, between 2018 and 2021, we achieved 13 times’ growth in Bookings and as of December 31, 2022, our cumulative all time Bookings crossed the $1.5 billion mark. We benefit from predictable cohorts and a loyal base of core players, which supports our ability to sustain our monetization per user. In the year ended December 31, 2022, cohorts from previous periods accounted for approximately 81.7% of our Bookings for our core product, Hero Wars.

Since our formation over a decade ago, we have developed a sizeable built-to-scale platform, enabling us to streamline content development and offering a value-enhancing opportunity for potential newly acquired games and companies. For example, in 2022, we entered into agreements to acquire four separate gaming studios to expand our portfolio of midcore games, enlarge our player base and expand into new genres. We plan to further expand gameplays within our current products as well as work towards new game offerings.

Our headquarters are in Cyprus. As of June 30, 2023, we had 777 employees. Our revenue and for the first six months of 2023 and for the years ended December 31, 2022 and 2021 was $234.1 million, $479.7 million and $434.1 million, respectively, and our Bookings1 for the same periods were $213.8 million, $449.4 million and $562 million, respectively. We recorded net cash flows used in operating activities of $0.1 million for the first six months of 2023 and net cash flows generated from operating activities of $116.1 million and $105.5 million for the years ended December 31, 2022 and 2021, respectively. Our total comprehensive income/loss net of tax for the first six months of 2023 and for the years ended December 31, 2022 and 2021 was an income of $12.4 million, income of $10.7 million, and loss of $117.4 million, respectively.

Corporate Information

GDEV Inc. (formerly, Nexters Inc.), “GDEV” or the “Issuer”, is a business company incorporated under the laws of the British Virgin Islands on January 27, 2021. GDEV was formed for the sole purpose of effectuating the Transactions contemplated by the Business Combination Agreement, including the merger of Kismet Acquisition One Corp. (“Kismet”) into the Issuer and the acquisition by the Issuer of all the issued and outstanding share capital of Nexters Global Ltd. (“Nexters Global”). The Transactions were consummated on August 26, 2021.

1 For a definition of Bookings, see “Item 5. Operating and Financial Review and Prospects—Key performance metrics—Bookings” of our 2022 Annual Report on Form 20-F, incorporated by reference herein.

Prior to the Transactions, GDEV had no material assets and did not conduct any material activities other than those incidental to its formation and the matters contemplated by the Business Combination Agreement, such as the making of certain required securities law filings. Upon the closing of the Transactions, the Issuer became the direct parent of Nexters Global, a developer of mobile, web, and social games.

On June 21, 2023, GDEV filed a Certificate of Name Change with the Registrar of Corporate Affairs of the British Virgin Islands to change its name from “Nexters Inc.” to “GDEV Inc.” The name change was effective as of the date of filing of the Certificate of Name Change. The name change reflects the evolution of the Company as a holding company focused on the growth of its diversified portfolio of studios and franchises. GDEV’s ordinary shares and warrants continue to trade on Nasdaq as “GDEV” and “GDEVW”, respectively, under the same CUSIPs and ISIN numbers as prior to the name change.

The principal executive office of GDEV is 55, Griva Digeni, 3101, Limassol, Cyprus, and the telephone number of GDEV is +35722580040. The website address of GDEV is: https://gdev.inc. The information contained on the website does not form a part of, and is not incorporated by reference into, this reoffer prospectus.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to U.S. public companies. These provisions include:

•	an exemption that allows the inclusion in an initial public offering registration statement of only two years of audited financial statements and selected financial data and only two years of related disclosure;

•	reduced executive compensation disclosure;

•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved;

•	an exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements; and

•	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in the assessment of the emerging growth company’s internal control over financial reporting.

The JOBS Act also permits an emerging growth company such as us to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have elected to use this extended transition period to enable us to comply with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to take advantage of some but not all of these reduced reporting burdens.

We will remain an emerging growth company until the earliest of:

•	the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

•	the last day of our fiscal year following the fifth anniversary of the closing of the Business Combination;

•	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

In addition, we report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the rules that allow us to follow BVI law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

Foreign private issuers, like emerging growth companies, also are exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:

•	the majority of our executive officers or directors are U.S. citizens or residents;

•	more than 50% of our assets are located in the United States; or

•	our business is administered principally in the United States.

About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Shareholders listed in this reoffer prospectus, of up to 9,826,155 ordinary shares of GDEV, issued to the Selling Shareholders pursuant to options granted to the Selling Shareholders under the Plan. Upon the issuance of the ordinary shares issuable upon exercise of options granted to the Selling Shareholders under the Plan, the Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the ordinary shares covered by this reoffer prospectus though underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the ordinary shares by the Selling Shareholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

Summary of Risk Factors

Investing in our securities entails a high degree of risk as more fully described under “Risk Factors,” and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this reoffer prospectus or contained in any applicable supplement. You should carefully consider such risks before deciding to invest in our securities.

Risk Factors

Before making an investment decision, you should carefully consider the risks described under “Item 1. Key Information—D. Risk Factors” of our 2022 Annual Report on Form 20-F filed with the SEC on June 26, 2023 and incorporated by reference herein, and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this reoffer prospectus or contained in any applicable supplement. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment. This reoffer prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this reoffer prospectus.

Use of Proceeds

All of the ordinary shares warrants offered by the Selling Shareholders pursuant to this reoffer prospectus will be sold by the Selling Shareholders for their respective amounts. We will not receive any of the proceeds from these sales.

Certain of the ordinary shares covered by this reoffer prospectus are issuable upon exercise of options granted under the Plan that are subject to the payment of an exercise price. Accordingly, if a Selling Shareholder exercises all or any portion of its options subject to the payment of an exercise price, we will receive the aggregate exercise price paid by such Selling Shareholder in connection with any such option exercise. We expect to use those proceeds, if any, for general corporate purposes, which may include acquisitions or other strategic investments. We will have broad discretion over the use of any proceeds from the payment of an exercise price in connection with any option exercise.

Dividend Policy

GDEV has never declared or paid any cash dividends. GDEV’s board of directors will consider whether or not to institute a dividend policy. It is presently intended that GDEV will retain its earnings for use in business operations and, accordingly, it is not anticipated that GDEV’s board of directors will declare dividends in the foreseeable future. GDEV has not identified a paying agent.

Capitalization

The following table sets forth our capitalization as of June 30, 2023. The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included or incorporated by reference in this reoffer prospectus and any prospectus supplement and the information under “Item 5. Operating and Financial Review and Prospects” of our 2022 Annual Report on Form 20-F, incorporated by reference herein. Our historical results do not necessarily indicate our expected results for any future periods.

As of June 30, 2023
(US$ in thousands)
Cash(1)	68,581
Total indebtedness	—
Shareholders’ equity/(deficit)
Additional paid-in capital	24,000
Share-based payments reserve	144,608
Translation reserve	4,474
Accumulated deficit	(308,851)
Total shareholders’ equity/(deficit)	(135,769)
Total capitalization(2)	(135,769)

•	(1) As reported on the Company’s unaudited interim condensed consolidated statement of financial position as at June 30, 2023, included elsewhere in this prospectus.
•	(2) Total capitalization is the sum of total indebtedness and total shareholders’ equity/deficit.

As of the date of this reoffer prospectus, there have been no material changes in the Company’s capitalization from that set forth in the table above.

Selling Shareholders

This reoffer prospectus relates to the offer and sale, from time to time, by the Selling Shareholders named herein, or their permitted transferees, of up to 9,826,155 of our ordinary shares, no par value per share, issued to the Selling Shareholders pursuant to options granted to the Selling Shareholders under the Plan.

The following table sets forth the names of the Selling Shareholders, the number of ordinary shares owned by each of them as of the date of this reoffer prospectus, the maximum number of ordinary shares that they may offer pursuant to this reoffer prospectus, and the number and percentage of ordinary shares to be beneficially owned by each Selling Shareholder assuming all of the ordinary shares which may be offered by such Selling Shareholder pursuant to this reoffer prospectus are sold.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of their ordinary shares. The Selling Shareholders may offer all or part of the ordinary shares for resale from time to time through public or private transactions, at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. Because the Selling Shareholders may offer all, some or none of their securities, no definitive estimate as to the number of ordinary shares that will be held by the Selling Shareholders after an offering can be provided. The Selling Shareholders may sell any, all or none of the shares offered by this reoffer prospectus. See “Plan of Distribution.” We will not receive any of the proceeds from the sale of the ordinary shares sold by the Selling Shareholders.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Therefore, beneficial ownership of the ordinary shares by each Selling Shareholder includes ordinary shares underlying the options held by such Selling Shareholder that are currently exercisable or convertible or exercisable or convertible within sixty (60) days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to ordinary shares beneficially owned by them.

Selling Shareholders information for each additional Selling Shareholders, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s ordinary shares pursuant to this reoffer prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this reoffer prospectus, including the identity of each Selling Shareholders and the number of ordinary shares registered on its behalf.

	Ordinary Shares
Name of Selling Securityholder	Shares Owned Before the Offering(1)		Shares Owned Before the Offering (%)(2)	Shares to be Sold(3)	Shares Owned After the Offering	Shares Owned After the Offering (%)(4)
Anton Reinhold(5)	3,752,417	(6)	1.9%	220,731	3,531,686	1.8%
Alexander Karavaev(7)	416,500	(8)	*	400,000	16,500	*
Natasha Braginsky Mounier(9)	24,091	(10)	*	24,091	—	—
Marie Holive(11)	9,091	(10)	*	9,091	—	—
Olga Loskutova(12)	9,091	(10)	*	9,091	—	—
Andrew Sheppard(13)	24,091	(10)	*	24,091	—	—
Tal Shoham(14)	9,091	(10)	*	9,091	—	—

* Less than one percent (1%)

(1)	The number of ordinary shares listed for each Selling Shareholder is based on the ordinary shares held by such Selling Shareholder as of the date of this reoffer prospectus, but assumes the exercise of all options held by such Selling Shareholder and are currently exercisable or exercisable within 60 days of the date of this reoffer prospectus.
(2)	In calculating the percentages, (a) the numerator is calculated by adding the number of ordinary shares held by such Selling Shareholders as of the date of this reoffer prospectus and the number of ordinary shares issuable upon the exercise of options held by such Selling Shareholder and are currently exercisable or exercisable within 60 days of the date of this reoffer prospectus, if any; and (b) the denominator is calculated by adding the aggregate number of ordinary shares outstanding as of the date of this reoffer prospectus and the number of ordinary shares issuable upon the exercise of options held by such Selling Shareholder and are currently exercisable or exercisable within 60 days of the date of this reoffer prospectus, if any (but not the number of ordinary shares issuable upon the exercise of options held by any other Selling Shareholder).
(3)	The number of shares to be sold includes (a) the ordinary shares held by such Selling Shareholder as of the date of this reoffer prospectus and offered hereby, and (b) the ordinary shares issuable to such Selling Shareholder and offered hereby.
(4)	In calculating the percentages, (a) the numerator is based on the number of ordinary shares included under the column “Shares Owned After the Offering,” and (b) the denominator is calculated by adding the aggregate number of ordinary shares outstanding as of the date of this reoffer prospectus and the number of ordinary shares issuable upon the exercise of options held by such Selling Shareholder and are currently exercisable or exercisable within 60 days of the date of this reoffer prospectus, if any (but not the number of ordinary shares issuable upon the exercise of options held by any other Selling Shareholder).
(5)	Anton Reinhold is Chief Operating Officer of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.
(6)	Includes (i) 3,531,686 ordinary shares currently held as of the date of this reoffer prospectus and (ii) 220,731 ordinary shares issuable upon the exercise of options granted under the Plan that are currently exercisable.
(7)	Alexander Karavaev is Chief Financial Officer of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.
(8)	Includes (i) 16,500 ordinary shares currently held as of the date of this reoffer prospectus and (ii) 400,000 ordinary shares issuable pursuant to options granted under the Plan that are currently exercisable or exercisable within 60 days of the date of this reoffer prospectus.
(9)	Natasha Braginsky Mounier is a director of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.
(10)	Comprises ordinary shares issuable upon the exercise of options granted under the Plan that are currently exercisable.
(11)	Marie Holive is a director of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.
(12)	Olga Loskutova is a director of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.
(13)	Andrew Sheppard is a director of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.
(14)	Tal Shoham is a director of the Company, whose business address is 55, Griva Digeni, Limassol, Cyprus.

Plan of Distribution

We are registering the ordinary shares covered by this reoffer prospectus to permit the Selling Shareholders to conduct public secondary trading of the ordinary shares from time to time after the date of this reoffer prospectus. As used herein, references to “Selling Shareholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling ordinary shares of GDEV received after the date of this reoffer prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer.

We will not receive any of the proceeds from the sale of the ordinary shares offered by this reoffer prospectus. The aggregate proceeds to the Selling Shareholders from the sale of the ordinary shares will be the purchase price of the ordinary shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the ordinary shares covered by this reoffer prospectus. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the ordinary shares. We will bear the costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this reoffer prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the ordinary shares to be made directly or through agents.

The ordinary shares offered by this reoffer prospectus may be sold from time to time to purchasers:

•	directly by the Selling Shareholders;
•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Shareholders or the purchasers of the ordinary shares; or
•	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the ordinary shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We will make copies of this reoffer prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of the ordinary shares by the Selling Shareholders.

The ordinary shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the ordinary shares may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through trading plans entered into by the Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this reoffer prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the ordinary shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Shareholders, the aggregate amount of ordinary shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Shareholders, and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this reoffer prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our ordinary shares, we will, to the extent required, promptly file a supplement to this reoffer prospectus to name specifically such person as a Selling Shareholder.

The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Shareholders will sell any or all the ordinary shares under this reoffer prospectus. Further, we cannot assure you that the Selling Shareholders will not transfer, distribute, devise or gift the ordinary shares by other means not described in this reoffer prospectus. In addition, any ordinary shares covered by this reoffer prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. The ordinary shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the ordinary shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the ordinary shares by the Selling Shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

Once sold under the registration statement of which this reoffer prospectus forms a part, the ordinary shares covered by this reoffer prospectus will be freely tradable in the hands of persons other than our affiliates.

Enforceability of Civil Liabilities Under U.S. Securities Laws

GDEV is a business company incorporated in the British Virgin Islands and therefore, located outside of the United States. Some of GDEV’s directors, executive officers and persons discharging managerial responsibilities, and certain experts named in this reoffer prospectus, reside outside the United States. A substantial portion of GDEV’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon GDEV or those persons or to enforce against GDEV or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the United States, in any action predicated upon civil liability provisions of the federal securities laws of the United States. Both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in the British Virgin Islands.

Experts

The consolidated financial statements of GDEV Inc. as of December 31, 2022 and for the year ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG Certified Auditors S.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of GDEV Inc. as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of JSC “Kept” (formerly, JSC “KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Legal Matters

Ogier, British Virgin Islands, has passed upon the validity of the securities offered by this reoffer prospectus with respect to the ordinary shares and matters of British Virgin Islands law.

Where You Can Find More Information

This reoffer prospectus is part of a registration on Form S-8, which we have filed with the SEC under the Securities Act, and does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. You should read the registration statement and the exhibits and schedules included in the registration statement, incorporated by reference in and deemed to be incorporated by reference in this reoffer prospectus for further information with respect to the Company and the securities offered in this reoffer prospectus.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also maintain an Internet website at https://gdev.inc. Through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this reoffer prospectus.

Incorporation of Certain Information by Reference

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this reoffer prospectus is considered to be part of this reoffer prospectus. Because we are incorporating by reference future filings with the SEC, this reoffer prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this reoffer prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this reoffer prospectus or in any document previously incorporated by reference have been modified or superseded.

This reoffer prospectus incorporates by reference the following documents previously filed with the SEC:

•	our annual report on Form 20-F for the year ended December 31, 2022 filed with the SEC on June 26, 2023 (the “2022 20-F”); and

•	the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-40758) filed with the SEC on August 24, 2021, as updated by the description of our ordinary shares contained in Exhibit 2.7 to Company’s annual report on Form 20-F for the year ended December 31, 2021 file with the SEC on April 29, 2022, including any further amendment or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this reoffer prospectus and prior to the filing of a post-effective amendment to the registration statement of which this reoffer prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this reoffer prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this reoffer prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus. Information subsequently furnished on Form 6-K shall not be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.

Copies of all documents incorporated by reference in this reoffer prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this reoffer prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this reoffer prospectus on the written or oral request of that person made to:

GDEV Inc.
55, Griva Digeni
3101, Limassol
Cyprus
Attn: Investor Relations
Tel: +35722580040

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the SEC are incorporated by reference into this registration statement:

•	the Company’s annual report on Form 20-F for the year ended December 31, 2022 filed with the SEC on June 26, 2023 (the “2022 20-F”); and

•	the description of the Company’s ordinary shares contained in our registration statement on Form 8-A (File No. 001-40758) filed with the SEC on August 24, 2021, as updated by the description of our ordinary shares contained in Exhibit 2.7 to the Company’s annual report on Form 20-F for the year ended December 31, 2021 file with the SEC on April 29, 2022, including any further amendment or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof, and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Information subsequently furnished on Form 6-K shall not be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, provided that such person acted honestly and in good faith with a view to the best interests of the indemnifying company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Company’s memorandum and articles of association permit indemnification of officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or the commission of a crime.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8. EXHIBITS

The following exhibits are included or incorporated by reference in this registration statement on Form S-8:

Exhibit No.	Description	Incorporation by Reference
		Form	File Number	Exhibit No.	Filing Date
3.1	Amended and Restated Memorandum and Articles of Association of the Company.	20-F	001-40758	1.1	August 27, 2021
4.1	Specimen GDEV ordinary share certificate.	F-4	333-257103	4.1	June 15, 2021
5.1	Opinion of Ogier.	S-8	333-261757	5.1	December 20, 2021
23.1	Consent of KPMG Certified Auditors S.A.	20-F	001-40758	15.1	June 26, 2023
23.2	Consent of JSC “Kept”.	20-F	001-40758	15.2	June 26, 2023
23.3	Consent of Ogier.	S-8	333-261757	23.2	December 20, 2021
24.1*	Power of Attorney.
99.1	2021 Employee Stock Option Plan	6-K	001-40758	99.1	November 19, 2021
99.2	Form of Award Agreement under the 2021 Employee Stock Option Plan.	S-8	333-261757	99.2	December 20, 2021

(*) Filed herewith

ITEM 9. UNDERTAKINGS

1.            The undersigned registrant hereby undertakes:

(a)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.2 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Limassol, Cyprus on October 18, 2023.

GDEV INC.

By:	/s/ Andrey Fadeev
	Name:	Andrey Fadeev
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Andrey Fadeev as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Andrey Fadeev	Chief Executive Officer and Director	October 18, 2023
Andrey Fadeev	(principal executive officer)

/s/ Alexander Karavaev	Chief Financial Officer	October 18, 2023
Alexander Karavaev	(principal financial officer and principal accounting officer)

/s/ Marie Holive	Director	October 18, 2023
Marie Holive

/s/ Olga Loskutova	Director	October 18, 2023
Olga Loskutova

/s/ Andrew Sheppard	Director	October 18, 2023
Andrew Sheppard

/s/ Tal Shoham	Director	October 18, 2023
Tal Shoham

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of GDEV Inc., has signed this Post-Effective Amendment No.2 to the Registration Statement on Form S-8 in Newark, Delaware, on the 18th day of October, 2023.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director